Exhibit 99.1

                              CYTEC INDUSTRIES INC.
           UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENT


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Unaudited Pro Forma Condensed Combined Financial Information                                                   F-2
Unaudited Pro Forma Condensed Combined Statement of Income for the Year Ended December 31, 2004                F-3
Notes to Unaudited Pro Forma Condensed Combined Statement of Income                                            F-4

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                                       F-1

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                              CYTEC INDUSTRIES INC.
          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

   (dollars and euros in millions, except dollar per euro and per share data)

Cytec Industries Inc. (the "Company" or "Cytec") completed its acquisition of the Surface Specialties business ("Surface Specialties") of UCB S.A. ("UCB") on February 28, 2005, for cash and stock valued at $1,799.6 of which $1,508.8 (1,138.5 euros at 1.325 U.S. dollar per euro) was paid in cash and the balance was paid in 5,772,857 shares of Cytec common stock ($290.8 at $50.37 per Cytec share, based on the five-day average value of the shares before and after February 7, 2005, the date on which the terms of the amended acquisition agreement were announced). The acquisition was accounted for utilizing the purchase method of accounting.

The unaudited pro forma condensed combined statement of income for the year ended December 31, 2004 combines the adjusted historical consolidated statement of income of the Company for the year ended December 31, 2004 with the audited combined special purpose statement of direct revenues and expenses included in the Combined Special Purpose Financial Statements of Surface Specialties (A business of UCB Group) for the year ended December 31, 2004 ("Special Purpose Financial Statements"), and gives effect to the unaudited adjustments necessary to account for the acquisition and other transactions described herein as if such transactions had occurred as of January 1, 2004. The 2004 historical results were adjusted to show the retroactive application of the change from the last-in, first-out ("LIFO") to the first-in, first-out ("FIFO") inventory method which was adopted on January 1, 2005.

The balance sheet as of June 30, 2005, filed on the Company's Form 10-Q for the quarterly period ended June 30, 2005 which was filed on August 9, 2005, presents the financial position of the combined entity based on a preliminary allocation of the purchase price based on a preliminary valuation report as described therein.

Differences between the preliminary and final purchase price allocations could have an impact on the accompanying unaudited pro forma condensed combined financial statement information and the Company's future results of operations and financial position. The pro forma results do not include any anticipated cost savings or other effects of the planned integration and are not indicative of the results which would have actually occurred if the business combination had been in effect on the date indicated, or which may result in the future. This information should be read in conjunction with: (i) the accompanying Notes to the Unaudited Pro Forma Condensed Combined Statement of Income; (ii) the Company's Form 10-Q for the quarterly periods ended March 31, 2005 and June 30, 2005; (iii) the Company's Form 10-K for the year ended December 31, 2004; (iv) the Company's Current Report on Form 8-K dated June 13, 2005 which, among other things, restated its previously issued financial statements for all years shown in the Company's 2004 Annual Report on Form 10-K; and (v) the Special Purpose Financial Statements filed on Form 8-K/A on May 15, 2005.

The unaudited pro forma condensed combined statement of income excludes certain non-recurring charges described herein and excludes the results of the Surface Specialties Amino Resins business ("SSAR") which, pursuant to regulatory approvals, the Company is required to divest by the end of August, 2005 and accordingly was classified as a discontinued operation as of the beginning of the period presented.


                                       F-2

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                              CYTEC INDUSTRIES INC.
           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

                      For the Year Ended December 31, 2004
                  (dollars in millions, except per share data)

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                                                                     Surface
                                                                   Specialties       SSAR        Pro Forma          Pro Forma
                                                      Cytec (1)        (2)      Adjustments(3)  Adjustments           Cytec
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
Revenues                                                $ 1,721.3     $ 1,349.6       (153.6)             -          $ 2,917.3
Cost of sales                                             1,303.1       1,045.9       (132.4)            (7.0)(4)      2,209.6
Other operating expenses                                    250.5         191.8        (13.6)            15.7 (4)        444.4
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    Operating income                                        167.7         111.9         (7.6)           (8.7)            263.3
Other income (expense), net                                  16.9           3.6           -               -               20.5
Equity in earnings of associated companies                    5.2           0.8           -               -                6.0
Interest expense, net                                        17.4           1.8           -              51.4 (5)         70.6
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Earnings from continuing operations before income           172.4         114.5         (7.6)                            219.2
    taxes                                                                                               (60.1)
Income taxes                                                 41.4           -   (6)       -   (6)        13.4 (6)         54.8
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Earnings from continuing operations before              $   131.0           -             -                             $164.4
     non-recurring charges                                                                              (73.5)
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Basic earnings from continuing operations per
     common share                                       $    3.31                                                    $    3.63
Diluted earnings from continuing operations per
     common share                                       $    3.21                                                    $    3.53

Shares used in computation of basic earnings from
    continuing operations per common share             39,548,000                                   5,773,000  (7)  45,321,000
Shares used in computation of diluted earnings from
    continuing operations per common share             40,830,000                                   5,773,000  (7)  46,603,000


 See accompanying Notes to Unaudited Pro Forma Condensed Combined Statement of Income.

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                                       F-3

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                              CYTEC INDUSTRIES INC.
                 NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                               STATEMENT OF INCOME
   (dollars and euros in millions, except dollar per euro and per share data)

Background: On February 28, 2005, the Company completed its acquisition of the Surface Specialties business of UCB for cash and stock valued at $1,799.6. In addition, there is contingent consideration up to a maximum of 50.0 euros, of which 20.0 euros ($26.5 at 1.325 US dollar per euro) was paid upon closing, subject to refund, and is not included in the total consideration of $1,799.6, with the balance potentially payable in 2006. The contingent consideration is earned on a pro-rata basis pending the achievement of certain full-year operating results by Surface Specialties in 2005. If the contingent consideration is earned, goodwill would be increased. The cash purchase price was also preliminarily adjusted as a result of working capital levels, including cash and certain debt balances which were transferred to the Company at closing. In addition, $12.8 of transaction costs were incurred in connection with the acquisition.

The Company financed the cash component with $600.0 under an unsecured 364-day credit facility, $725.0 under an unsecured five-year term loan and the remaining $184.0 was paid from existing cash. The Company intends to refinance the 364-day borrowing with long-term debt.

The following table summarizes the estimated fair value of the assets acquired and the liabilities assumed in the acquisition. The Company is in the process of finalizing third-party valuations of certain assets acquired and liabilities assumed, as well as performing its own internal assessment; thus the table below discloses a preliminary allocation of the purchase price. The preliminary allocation is subject to change. The Company expects to have the purchase price allocation substantially complete later in 2005.

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Cash                                                                  $ 34.7
Current deferred tax assets                                             26.5
Other current assets                                                   537.6
Assets of discontinued operations held for sale                         98.7
Property, plant and equipment                                          460.7
Goodwill                                                               736.5
Acquired intangible assets                                             490.3
Acquired in-process research and development                            37.0
Other assets                                                            25.9
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Total assets acquired                                               $2,447.9
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Current liabilities                                                  $ 281.6
Liabilities of discontinued operations held for sale                    26.7
Long-term deferred tax liabilities                                     189.9
Long-term debt                                                           9.7
Other long-term liabilities                                            127.6
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Total liabilities assumed                                              635.5
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Net assets acquired                                                 $1,812.4
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The preliminary purchase price allocation reflects an estimate of $490.3 of acquired intangible assets. Included in acquired intangible assets is $45.7 relating to certain tradenames which have indefinite useful lives. The remaining intangibles that were acquired were assigned to customer-related ($382.5), marketing-related ($50.8) and technology-related intangibles ($11.3), and are being amortized over periods of 10 to 15 years. In addition, inventory was increased by $20.8 and property, plant and equipment, net was increased by $51.1, bringing these assets to their respective estimated fair values.

As required by FASB Interpretation No. 4, "Applicability of FASB Statement No. 2 to Business Combinations Accounted for by the Purchase Method" ("FIN 4"), the portion of the purchase price allocated to acquired in-process research and development of $37.0 has been immediately expensed. An adjustment for the estimated in-process research and development charge incurred by the Company has not been included in the 2004 unaudited pro forma condensed combined statement of income since such adjustment, as it relates to this acquisition, is non-recurring in nature. Also excluded in 2004 on the basis of it being, as it relates to this acquisition, non-recurring in nature is a charge of $20.8 for the amortization of the write-up to fair value of inventory acquired in the acquisition.


                                       F-4

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Note 1. Cytec amounts represent the historical audited consolidated statement of income of Cytec for the year ended December 31, 2004 which have been adjusted to show the retroactive application of the change from the LIFO to the FIFO inventory method which was adopted on January 1, 2005. The Company has applied this change retroactively by restating its financial statements as required by Accounting Principles Board Opinion No. 20, "Accounting Changes," and accordingly, the historical Cytec amounts have been restated. As a result of this change, the Company's 2004 net earnings increased by $4.9 from the amounts reported in the audited historical consolidated financial statements. On June 13, 2005 the Company issued a Current Report on Form 8-K to restate its previously issued financial statements for all years shown in the Company's 2004 Annual Report on Form 10-K to reflect the retroactive application of the change.

Note 2. Surface Specialties amounts represent the historical audited combined special purpose statement of direct revenues and expenses as reported in the Special Purpose Financial Statements for the year ended December 31, 2004, included as an exhibit to the Company's Current Report on Form 8-K/A dated May 16, 2005. The amounts were translated utilizing an average 2004 exchange rate of
1.2456 U.S. dollars per euro, which is the average rate that the Company used to translate the operations of its euro-based businesses for the year ended December 31, 2004. As discussed in Note 2 of the Special Purpose Financial Statements, the statement of direct revenues and expenses excludes certain allocations of corporate expenses to Surface Specialties from its then parent, UCB. Since the acquisition of Surface Specialties, the Company has been allocating corporate costs to the Surface Specialties segment and these allocated costs are expected to approximate $11.8 including an estimate of future costs to be incurred for the ten months ended December 31, 2005. These corporate costs, of which approximately 39% is incremental to Cytec's overall operating results in 2005, have historically been spread across Cytec's operating segments. The estimated incremental costs have not been included in the pro forma presentation and represent management's best estimate of the incremental costs which will be incurred in 2005.

Note 3. The results of operations of the SSAR business are included in the amounts described in Note 2 above. The Company has reached a definitive agreement to sell SSAR. Pursuant to regulatory approvals, the Company is required to divest SSAR by the end of August, 2005. SSAR adjustments remove the results of this discontinued operation in order to present pro forma results that are indicative of the continuing operations of the combined entity.

Note 4. Amounts represent purchase accounting adjustments as a result of differences between the carrying values of certain assets acquired and their respective fair values based on the preliminary valuation report. An adjustment to reduce depreciation expense by $8.8, of which $7.0 is reflected as a reduction in cost of sales and $1.8 is reflected as a reduction in other operating expenses, results from the adjustment to fair value from historical cost of property and equipment acquired upon acquisition and the revised estimate of the remaining useful lives of the assets acquired. These assets are being depreciated by Cytec over estimated useful lives from 2 to 23 years. An increase to other operating expenses of $15.7 reflects incremental annual amortization expense of $17.5 related to the estimated fair value of identifiable intangible assets over their estimated useful lives over a range of 10 to 15 years offset by the $1.8 decrease in depreciation referred to above.

Note 5. Pro forma adjustment of $51.4 for interest expense, net, reflects the following: (i) the incremental interest expense related to the $1,325.0 of acquisition related debt after reducing the debt amount by the estimated after tax proceeds from the anticipated divestiture of SSAR using a weighted average interest rate of 3.79%, which was the actual weighted-average interest rate on acquisition-related debt for the one-month period ended March 31, 2005; (ii) a reduction in interest income to reflect decreased cash available for investment purposes of $184.0 since this amount was utilized in the purchase of Surface Specialties, and; (iii) amortization of deferred financing fees. A change of 1/8% in the interest rate on the acquisition-related debt would result in a change in interest expense and net earnings of $1.6 and $1.1, respectively. Additionally, the Company expects to refinance approximately $600.0 of the acquisition-related debt in 2005 on a long-term basis at a weighted-average fixed interest rate that is at least 1% higher than the one-month variable rate in March 2005. This higher rate would increase annual interest expense, net by approximately $6.0.

Note 6. Pro forma adjustments for income taxes utilize a rate of 34.5% for the specific adjustments based on the Company's preliminary estimate of the purchase price allocation assigned to the acquired Surface Specialties entities, or in the case of Pro Forma Surface Specialties and SSAR, the rate of 32% which reflects the Company's best estimate of the underlying full year effective tax rate of the businesses for the period presented herein.

Note 7. The Company issued 5,772,857 shares of common stock to UCB as a portion of the consideration in the acquisition of Surface Specialties.


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